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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated February 27, 2004, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of WorldGate Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of WorldGate Communications, Inc. on Form S-8 (File Nos. 333-78943, effective May 20, 1999; 333-49612, effective November 9, 2000; 333-58346, effective April 5, 2001; and 333-62810, effective June 12, 2001).

Grant Thornton LLP

Philadelphia, PA
February 27, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS